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                                                                   EXHIBIT 10(d)

               [IBM CREDIT CORPORATION LETTERHEAD APPEARS HERE]


December 11, 1997

Compucom Systems, Inc.
Attn: Mr. Daniel Celoni
7171 Forest Lane
Dallas, TX 75230

Dear Mr. Celoni:

IBM Credit Corporation ("IBM Credit") is pleased to offer Compucom Systems, Inc. ("Compucom") an extension of the terms of the Agreement for the period specified below.

Please indicate your acceptance of this extension of the Termination Date (as defined in the Agreement) from December 21, 1997 to March 20, 1998 by signing a copy of this letter, where indicated, and returning it to IBM Credit at the above address.

Except as specifically modified by this letter, the terms and conditions of the Agreement shall remain in full force and effect.

IBM Credit wants to provide you with quality financial services as an enhancement to your business activities. We, therefore, appreciate this opportunity to respond to your financing needs.

Sincerely,

IBM CREDIT CORPORATION

BY: /s/ EILEEN M. EARLEY
    --------------------------------------

Title:  Credit Account Operations Manager

Date:   December 11, 1997

Acknowledged and Agreed:

COMPUCOM SYSTEMS. INC.

BY: /s/ DANIEL CELONI
    --------------------------------------

Title:  VP-Finance

Date:   December 17, 1997

                                                Please read in conjunction with
                                                Amendment for Inventory
                                                Financing made as of December
                                                16, 1997 by and between CompuCom
                                                Systems, Inc. and IBM Credit
                                                Corporation.
                                                                        DC
                                                                        12/17/97


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                                   AMENDMENT
                                      TO
                       AGREEMENT FOR INVENTORY FINANCING


     This Amendment ("Amendment") to the Agreement for Inventory Financing is made as of December 16, 1997 by and between Compucom Systems, Inc., a Delaware corporation ("Customer") and IBM Credit Credit Corporation, a Delaware corporation ("IBM Credit").

                                   RECITALS:

     A. Customer and IBM Credit have entered into that certain Agreement for Inventory Financing dated as of September 20, 1996 (as amended, supplemented or otherwise modified from time to time, the "Agreement").

     B. The parties have agreed to modify the Agreement as more specifically as set forth below, upon and subject to the terms and conditions set forth herein.

     C. IBM Credit is willing to accommodate Customer's request subject to the conditions set forth below.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Customer and IBM Credit hereby agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement.

Section 2. Amendment. The Agreement is hereby amended by deleting Section 8.13 in its entirety and replacing with the following:

"8.13 Restriction on Accounts. Customer will not, without IBM Credit's prior written consent, cause the "Maximum Net Investment", as defined in that certain Transfer and Administration Agreement dated April 1, 1996 (as amended, supplemented or otherwise modified from time to time) to exceed One Hundred Seventy Five Million Dollars ($175,000,000)."

Section 3. Representations and Warranties. Customer makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

Section 3.1 Accuracy and Completeness of Warranties and Representations. All representations made by Customer in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Customer in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

COMPUCOM AIFSMD (10/97)         Page 1 of 2

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Section 3.2 Violation of Other Agreements.  The execution and delivery of this
Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Customer not to be in compliance with the terms of any agreement to which Customer is a party.

Section 3.3 Litigation. Except as has been disclosed by Customer to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Customer, which if adversely determined, would materially adversely affect Customer's ability to perform Customer's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section 3.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by Customer and is enforceable against Customer in accordance with its terms.

Section 4. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Customer hereby, ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Customer, and is not subject to any claims, offsets or defenses.

Section 5. Governing Law. This Amendment shall be governed by and interpreted in accordance with the laws which govern the Agreement.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

     IN WITNESS WHEREOF, this Amendment has been executed by duly authorized offices of the undersigned as of the day and year first above written.

COMPUCOM SYSTEMS, INC.                  IBM CREDIT CORPORATION

By: /s/ DANIEL CELONI                   By: /s/ EILEEN M. EARLEY
   ----------------------------------      -------------------------------------

Name:  Daniel Celoni                    Name:  Eileen M. Earley

Title: V.P. - Finance                   Title: Credit-Account Operations Mgr.


ATTEST:                                 ATTEST:

/s/ M. LAZANE SMITH                     /s/ ORA ESTERS
-------------------------------------   ----------------------------------------

Print Name: M. Lazane Smith             Print Name: Ora Esters
            SVP-CFO

COMPUCOM AIFSMD (10/97)          Page 2 of 2